Exhibit 99.1

                  Newmont Announces Third Quarter Net Income of
           $128.7 million ($0.29 per share); Nine Month Net Income of
                        $252.9 million ($0.57 per share)

    DENVER, Oct. 27 /PRNewswire-FirstCall/ -- Newmont Mining Corporation (NYSE: NEM) today announced third quarter net income applicable to common shares of $128.7 million ($0.29 per share) compared with net income of $114.4 million ($0.28 per share) for the third quarter of 2003. Net cash provided by operating activities for the quarter increased 32% to $339.3 million from $256.7 million for the third quarter of 2003. Newmont sold 1.73 million equity ounces of gold at total cash costs of $233 per ounce during the quarter.
    Wayne W. Murdy, Chairman and Chief Executive Officer, said, "Our higher third quarter cash flow and earnings reflected the strength and flexibility of our asset portfolio. We continue to expect equity gold sales of approximately seven million ounces for 2004. We also remain optimistic for reserve growth in 2004 through our ongoing exploration success in Ghana and elsewhere."

                                          Third Quarter        Nine Months
                                         2004      2003      2004      2003
     Financial (in millions, except
      per share)
       Revenues                       $1,162.7    $881.2  $3,294.1  $2,351.9
       Net cash provided by operating
        activities                      $339.3    $256.7    $972.3    $480.5
       Net income applicable to
        common shares                   $128.7    $114.4    $252.9    $322.5
       Net income per common share,
        basic                            $0.29     $0.28     $0.57     $0.80
     Operating
       Equity gold sales
        (000 ounces)(1)                1,734.7   2,064.1   5,190.4   5,668.5
       Average realized price
        ($/equity ounce)                  $404      $366      $404      $357
       Total cash costs (
        $/equity ounce)(2)                $233      $201      $235      $205
       Total production costs
        ($/equity ounce)(2)               $296      $265      $301      $268

     1. Equity gold sales are those attributable to Newmont's ownership or economic interest.
     2. For a reconciliation of total cash costs per ounce and total production costs per ounce (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.

    Financial & Operating Review
    Third quarter net income applicable to common shares was $128.7 million ($0.29 per share), compared with $114.4 million ($0.28 per share) for the third quarter of 2003. For the first nine months, net income applicable to common shares was $252.9 million ($0.57 per share), compared with net income of $322.5 million ($0.80 per share) for the first nine months of 2003.
    Net income for the third quarter of 2004 was impacted by the following items:

     - an $8.2 million ($0.02 per share) non-cash write-down of assets in Australia and at Yanacocha;

     - a $6.0 million ($0.01 per share) charge for increased Australian legacy site reclamation accruals;

     - a $7.3 million ($0.02 per share) gain on the sale of the Bronzewing mine in Australia; and

     - other miscellaneous charges of $3.9 million ($0.01 per share).

    These transactions had the effect of reducing net income for the third quarter of 2004 by $10.8 million ($0.02 per share).
    Net income for the third quarter of 2003 was impacted by the following items:

     - a net $13.6 million ($0.03 per share) loss on investments, primarily related to the sale of 28 million shares of Kinross Gold;

     - a $32.8 million ($0.08 per share) loss for the change in fair value of gold derivative instruments that did not qualify as "effective hedges" and were thus recognized in income;

     - a $14.5 million ($0.04 per share) gain on the extinguishment of Yandal bonds;

     - a $20.9 million ($0.05 per share) gain on the extinguishment of Yandal derivative liabilities; and

     - other miscellaneous charges totaling $3.0 million ($0.01 per share).

    These transactions had the effect of reducing net income for the third quarter of 2003 by $14.0 million ($0.03 per share).
    For the third quarter of 2004, the Company sold 1,734,700 equity ounces of gold, 16% lower than the third quarter of 2003. During the first nine months of 2004, the Company sold 5,190,400 equity ounces of gold, compared with 5,668,500 equity ounces sold in the first nine months of 2003. The decreases in both periods primarily represented lower sales in Nevada due to increased stripping and lower grades as well as operations that have been sold.
    The average realized gold price in the quarter was $404 per equity ounce, a 10% increase over the prior year quarter. For the first nine months, the average realized gold price was $404 per equity ounce, a 13% increase over the prior year period.
    The Company generated net cash from operating activities of $339.3 million in the third quarter and $972.3 million for the first nine months of 2004. In the third quarter of 2004, Newmont reclassified dividends paid to minority interests from the operating activities section to the financing activities
section of the cash flow statement for 2003 and 2004.   Previously, dividends
paid to minority interests were netted against "minority interest" in the operating activities section of the cash flow statement. Net cash provided by operating activities for 2003 was negatively impacted by the early settlement of derivative instruments classified as cash flow hedges.

    Operating Highlights - Third Quarter

       North America                      Q3        Q3       YTD       YTD
                                         2004      2003     2004      2003

     Equity gold sales (000 ozs)         625.8     786.2   1,966.0   2,170.7
     Total cash costs ($/ounce)(1)        $292      $239      $283      $238

     * Nevada operations sold 570,400 equity ounces in the third quarter (-18%) with 10% lower mill ore grade and 16% lower leach production. Higher total cash costs of $287 per ounce (+20%) were primarily attributable to lower grade ore resulting from continued stripping at Gold Quarry and Twin Creeks as well as higher diesel, electricity and equipment maintenance costs. Major stripping campaigns at Gold Quarry and Twin Creeks are expected to augment production and decrease total cash costs beginning in 2005.

     * Golden Giant in Canada sold 26,200 ounces in the third quarter (-39%) at total cash costs of $418 per ounce (+76%). Lower sales and higher costs were primarily due to a temporary production suspension caused by an ore hoisting system failure in late June 2004, from decreasing access, lower mill ore grades (-24%), and from appreciation of the Canadian dollar.

     * Holloway in Canada sold 13,300 equity ounces in the third quarter (-24%) at total cash costs of $376 per ounce (+27%). Lower sales resulted from a 7% decrease in mill throughput and a build in inventory that was partially offset by 5% higher mill ore grades. Higher unit costs were attributable to lower production and increased costs for manpower, steel and electricity and from appreciation of the Canadian dollar.

     * La Herradura in Mexico sold 15,900 equity ounces in the third quarter (-4%) at total cash costs of $179 per ounce (-1%). Lower leach tons placed (-5%) offset higher ore grades mined (+6%).

        South America                      Q3        Q3      YTD       YTD
                                         2004      2003    2004      2003

     Equity gold sales (000 ozs)         401.0     495.0   1,141.8   1,274.5
     Total cash costs ($/ounce)(1)        $140      $121      $141      $125

     * Yanacocha in Peru sold 397,000 equity ounces in the third quarter (-12%) at total cash costs of $139 per ounce (+23%). Lower gold sales resulted from a 9% decrease in leach tons placed and a slower recovery rate at La Quinua. Increased costs for diesel, reagent and waste stripping, as well as higher fuel consumption from longer haul distances impacted costs. The temporary scaling back of mining operations due to a blockade of the mine's access road during the quarter did not change the full year 2004 equity gold sales forecast of
       1.54 million equity ounces at total cash costs of approximately $135 per ounce.

     * Kori Kollo in Bolivia sold 4,000 equity ounces (-91%) at total cash costs of $235 per ounce (+18%). Open-pit mining activities were completed in October 2003 with production continuing from residual leaching.

        Australia/New Zealand              Q3       Q3       YTD      YTD
                                         2004     2003      2004      2003

     Equity gold sales (000 ozs)         472.6    541.6   1,429.8   1,534.1
     Total cash costs ($/ounce)(1)        $269     $234      $269      $236

     * The Australian and New Zealand operations sold 472,600 equity ounces (-13%) in the third quarter, with lower gold sales largely attributable to the sale of two Yandal mines. Total cash costs of $269 per equity ounce were up 15% from the year ago quarter, largely due to stronger Australian and New Zealand dollar exchange rates and higher fuel and consumable costs. Over the past 12 months, the Australian and New Zealand dollars have risen approximately 7% and 14% respectively against the US dollar. In the third quarter:

       * Kalgoorlie sold 124,800 equity ounces (+8%) at total cash costs of $278 per ounce (+5%). Increased gold sales were the result of 15% higher ore grades.

       * Pajingo sold 58,300 ounces (-36%) at total cash costs of $226 per ounce (+77%). Lower gold sales were primarily due to lower mill ore grade (-36%). Higher cash costs reflected lower production due to lower ore grades.

       * Tanami sold 163,800 ounces (+7%) at total cash costs of $273 per ounce (+13%). Higher sales resulted from higher ore grades (+18%) at Groundrush, partially offset by lower mill throughput (-5%). Higher cash costs were impacted by increased underground backfill costs.

       * Yandal sold 77,900 ounces (-49%) at total cash costs of $308 per ounce (+14%). Lower sales largely reflected the sale of the Wiluna and Bronzewing mines. At Jundee, higher cash costs reflected increased open-pit mining costs.

       * Martha in New Zealand sold 37,600 ounces (+44%) at total cash costs of $206 per ounce (-5%). Higher gold sales reflected increased ore grades (+54%), partially offset by a lower recovery rate (-5%). Lower cash costs resulted from higher production.

       * Golden Grove sold 7.4 million pounds of copper (-15%) and 27.3 million pounds of zinc (+188%). Total cash costs were $0.89 and $0.40 per pound, respectively, compared to the year ago quarter of $0.47 and $0.05 per pound, respectively. Higher cash costs reflected lower by-product credits and increased ground support costs.

        Indonesia                          Q3        Q3       YTD       YTD
                                         2004      2003      2004      2003

     Equity copper sales (M lbs)         111.3     103.2     292.0     264.3
     Total cash costs ($/lb Cu)(1),(2)   $0.56     $0.34     $0.55     $0.38
     Equity gold sales (000 ozs)         154.5     139.6     371.9     343.9
     Total cash costs ($/oz Au) (1),(2)   $163      $159      $188      $182

     * Effective January 1, 2004, the Company began consolidating Batu Hijau and changed to co-product cost accounting for copper and gold, whereby production costs are allocated in proportion to the sales revenue generated by each product. As a result, reported cash costs are impacted by relative movements in the copper and gold prices.

     * Batu Hijau sold 111.3 million equity pounds of copper in the third quarter (+8%) at total cash costs of $0.56 per pound. Higher copper sales reflected increased throughput (+7%) from crusher modifications completed in late 2003. Improved copper ore grades (+7%) were offset by an inventory increase due to shipment timing. Costs were impacted by higher treatment and refining charges and higher mining and processing costs associated with harder ores. The realized copper price for the third quarter was $1.42 per pound, a 69% increase from the 2003 third quarter.

     * Batu Hijau sold 134,100 equity ounces of gold (+15%) at total cash costs of $166 per ounce in the third quarter. Increased gold sales reflected increased throughput (+7%) and higher gold ore grades (+12%), offset by an increase in inventory.

     * Newmont's economic interest in Batu Hijau for the third quarter was 56.25%. Effective October 1, 2004, Newmont's economic interest decreased to 52.875%, reflecting cumulative positive retained earnings at the end of the third quarter resulting in the initiation of dividend payments to the minority partner.

     * Minahasa in Indonesia sold 20,400 equity ounces (-12%) at total cash costs of $146 per ounce (-20%) in the third quarter. Although mining ceased at Minahasa in October 2001, stockpiled ore was processed until the mine closed in August 2004.

     * Following recent accusations related to alleged pollution in Buyat Bay near the Minahasa mine, five Minahasa employees were detained for questioning by Indonesian police during the quarter. Independent tests conducted by the World Health Organization, the Indonesian Government and the Australian Commonwealth Scientific and Industrial Research Organization have all demonstrated that Minahasa has not caused environmental pollution. The five Minahasa employees were recently released from the police detention facility in Jakarta. Newmont remains steadfast that Minahasa did not cause environmental pollution and will continue to defend Minahasa, its employees and the Company's reputation against all accusations.

        Central Asia/Europe                Q3       Q3       YTD       YTD
                                          2004     2003      2004      2003

     Equity gold sales (000 ozs)          80.8     101.7     280.9     309.6
     Total cash costs ($/ounce)(1)        $169      $141      $168      $138

     * Zarafshan in Uzbekistan sold 46,100 equity ounces (-8%) at total cash costs of $165 per ounce (+8%) in the third quarter. Lower gold sales were primarily attributable to lower leach grade (-9%) due to the transition to a lower grade ore zone and decreased crusher throughput (-5%) from a conveyor change over.

     * Ovacik in Turkey sold 34,700 ounces (-33%) at total cash costs of $174 per ounce (+36%) in the third quarter. In July 2004, a Turkish court ordered the suspension of operating permits pending the completion of certain additional permitting requirements, including the submission of an updated environmental impact assessment. The operation is complying with the court's order and is working with the Turkish authorities to obtain permission to reopen the mine. Lower sales reflected the suspension, partially offset by a reduction in inventories. Increased cash costs were the result of lower production.

     1. For a reconciliation of total cash costs per ounce and per pound and total production costs per ounce and per pound (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.
     2. 2003 total cash costs for Indonesia included pro forma results for Batu Hijau to reflect the change to co-product accounting effective January 1, 2004.

     Other Highlights
     Cash, Marketable Securities and Debt
     At the end of the third quarter, cash and cash equivalents totaled $1.4 billion and outstanding debt totaled $1.7 billion. Of the outstanding debt, $784.1 million was Batu Hijau debt that is non-recourse to Newmont. During the third quarter, outstanding debt decreased by $66 million.
At the close of markets on September 30, the value of the Company's marketable securities and other short-term investments portfolio was $413.4 million.

    Newmont Capital
    Newmont Capital manages the Company's royalty and marketable securities portfolios as well as asset transactions. For the third quarter, royalty and dividend income was $19.1 million compared to $15.8 million for the year ago quarter. For the nine months, royalty and dividend income was $47.6 million compared with $40.8 million for the same period in 2003. The increases primarily reflected higher oil and gas prices and distributions from the Canadian Oil Sands Trust investment made in 2004.
    During the third quarter, Newmont Capital entered into or closed the following transactions and agreements, reflecting new strategic investments and ongoing portfolio optimization efforts:

     - the purchase of additional units of the Canadian Oil Sands Trust, increasing Newmont's position to 6 million units (or approximately 6.8% of units outstanding) and raising the total cost basis of the investment to approximately $200 million;

     - the acquisition of a 10.2% equity interest in Gabriel Resources Ltd, which is advancing the Rosia Montana gold project in Romania;

     - the sale of the Bronzewing mine in Western Australia;

     - an agreement to facilitate the restructuring of Australian Magnesium Corporation (AMC) and eliminate all remaining associated Newmont guarantees and obligations in exchange for an injection of subordinated debt, pending approval by AMC shareholders in the fourth quarter in 2004; and

     - an agreement to sell Newmont's joint venture minority interest in the Midwest uranium deposit in Saskatchewan to Denison Mines Ltd.

    Project Development & Exploration
    The Leeville project in Nevada remains on schedule for initial gold production in late 2005. The production and ventilation shafts were 1,441 feet (79% complete) and 1,380 feet (94% complete), respectively, from the surface at the end of the third quarter. The drift from the Carlin East underground mine to the Leeville ventilation shaft was completed during the quarter.
    At Phoenix in Nevada, engineering is approximately 51% complete with construction scheduled to commence in the fourth quarter. This project remains on schedule for initial gold production in mid-2006.
    At Gold Quarry/Dos Equis, ongoing stripping has started to uncover higher grade refractory ores. Year-end 2003 reserves were 6 million ounces after 2003 additions extended the mine life from 6 to 11 years. Exploration results this year have identified mineralization extensions containing additional refractory and oxide ores.
    At the Ahafo project in Ghana, engineering work is progressing with long-lead-time equipment ordered. Camp and infrastructure construction have commenced, along with earth work preparation for the mill and the water storage dam. The Afaho project remains on schedule for initial gold production in the second half of 2006.
    At Akyem in Ghana, the feasibility study update is progressing on schedule. A development decision is expected in the first quarter of 2005.
    At Boddington in Australia, completion of the feasibility study update is expected by mid-2005. The community engagement planning process and a detailed social impact assessment commenced in October with metallurgical test work and geological modeling continuing.
    Kori Chaca, a new oxide satellite deposit at the Kori Kollo mine in Bolivia, is scheduled for development in 2005 with leaching expected to begin in the second half of 2005. Pre-production capital expenditures are estimated to be approximately $20 million. Kori Kollo is expected to produce approximately 250,000 to 300,000 equity ounces in total from 2005 to 2008.
    Exploration activities during the third quarter continued, with ongoing success in Ghana and a focus on replacing and growing reserves net of depletion for 2004.
    Third quarter exploration, research and development expenditures were $54.1 million, compared with $30.6 million in the year ago quarter. Guidance for exploration, research and development expenditures for 2004 remains between $180 million and $200 million on a consolidated basis, reflecting expanded feasibility study work at Minas Conga in Peru, Akyem in Ghana and Martabe in Indonesia.
    Reserve additions at Phoenix in Nevada are expected for 2004 from the ongoing 150-hole infill and extension drilling program.

    2004 Guidance
    For 2004, the Company expects gold sales of approximately 7 million equity ounces at total cash costs of approximately $230 to $235 per ounce.

    Statement of Consolidated Income
                                                       Three Months Ended
                                                           September 30,
                                                       2004          2003
                                                   (unaudited, in thousands,
                                                        except per share)
     Revenues
       Sales-gold, net                              $889,553       $870,949
       Sales-base metals, net                        273,142         10,211
                                                   1,162,695        881,160
     Costs and expenses
       Costs applicable to sales (exclusive of
        depreciation, depletion and amortization
        shown separately below)
          Gold                                       481,223        456,467
          Base metals                                101,426          4,881
       Depreciation, depletion and amortization      167,964        151,443
       Exploration, research and development          54,093         30,646
       General and administrative                     22,298         28,954
       Write-down of long-lived assets                 9,565          3,582
       Other                                          34,343          7,014
                                                     870,912        682,987
     Other income (expense)
       Gain (loss) on investments, net                   299         (3,322)
       Loss on derivative instruments, net              (600)       (46,927)
       Gain on extinguishment of NYOL bonds, net          --         19,617
       Gain on extinguishment of NYOL derivative
        liability, net                                    --         29,928
       Royalty and dividend income                    19,088         15,841
       Interest income, foreign currency exchange
        and other income                              27,170         22,367
       Interest expense, net of capitalized
        interest of $3,702 and $2,617, respectively (26,976)        (18,756)
                                                      18,981         18,748
     Pre-tax income before minority interest
      and equity income (loss) and impairment
      of affiliates                                  310,764        216,921
     Income tax expense                              (92,096)       (80,977)
     Minority interest in income of subsidiaries     (90,439)       (57,125)
     Equity income of affiliates                         498         35,615
     Net income applicable to common shares         $128,727       $114,434
     Net income per common share, basic and diluted    $0.29          $0.28
     Basic weighted average common shares
      outstanding                                    443,457        408,379
     Diluted weighted average common shares
      outstanding                                    447,060        412,922
     Cash dividends declared per common share         $0.075          $0.04

     Statement of Consolidated Income
                                                        Nine Months Ended
                                                          September 30,
                                                      2004           2003
                                                   (unaudited, in thousands,
                                                       except per share)
     Revenues
       Sales-gold, net                            $2,624,794     $2,309,531
       Sales-base metals, net                        669,349         42,379
                                                   3,294,143      2,351,910
     Costs and expenses
       Costs applicable to sales (exclusive of
        depreciation, depletion and  amortization
        shown separately below)
          Gold                                     1,446,916      1,277,721
          Base metals                                267,889         30,216
       Depreciation, depletion and amortization      523,144        421,373
       Exploration, research and development         138,993         82,739
       General and administrative                     79,949         86,656
       Write-down of long-lived assets                25,865          5,376
       Other                                          48,705         32,433
                                                   2,531,461      1,936,514
     Other income (expense)
       (Loss) gain on investments, net               (39,195)        81,393
       Gain on derivative instruments, net               907         24,742
       Gain on extinguishment of NYOL bonds, net          --        114,031
       Gain on extinguishment of NYOL derivative
        liability, net                                    --        106,506
       Loss on extinguishment of debt                   (222)      (19,530)
       Royalty and dividend income                    47,606         40,789
       Interest income, foreign currency exchange
        and other income                              43,958         86,004
       Interest expense, net of capitalized
        interest of $8,600 and $5,665, respectively  (77,409)       (71,371)
                                                     (24,355)       362,564
     Pre-tax income before minority interest and
      equity income (loss) of affiliates and
      cumulative effect of a change in accounting
      principle                                      738,327        777,960
     Income tax expense                             (210,038)      (232,578)
     Minority interest in income of subsidiaries    (230,354)      (130,721)
     Equity loss and impairment of Australian
      Magnesium Corporation                               --       (120,059)
     Equity income of affiliates                       2,107         62,467
     Income before cumulative effect of a change
      in accounting principle                        300,042        357,069
     Cumulative effect of a change in accounting
      principle, net of tax of $25,382 and $11,188,
      respectively                                   (47,138)       (34,533)
     Net income applicable to common shares         $252,904       $322,536
     Income per common share before cumulative
      effect of a change in accounting principle,
      basic                                            $0.68          $0.88
     Cumulative effect of a change in accounting
      principle per common share, basic               (0.11)         (0.08)
     Net income per common share, basic                $0.57          $0.80
     Income per common share before cumulative
      effect of a change in accounting principle,
      diluted                                          $0.67          $0.88
     Cumulative effect of a change in accounting
      principle per common share, diluted             (0.10)         (0.09)
     Net income per common share, diluted              $0.57          $0.79
     Basic weighted average common shares
      outstanding                                    443,017        405,243
     Diluted weighted average common shares
      outstanding                                    446,607        407,941
     Cash dividends declared per common share          $0.20          $0.12

    Consolidated Balance Sheets
                                                September 30,  December 31,
                                                     2004           2003
                                                 (unaudited, in thousands)
           ASSETS
     Cash and cash equivalents                    $1,417,004     $1,314,022
     Marketable securities and other
      short-term investments                         413,444        274,593
     Trade receivables                               169,151         20,055
     Accounts receivable                              84,160         70,631
     Inventories                                     239,677        225,719
     Stockpiles and ore on leach pads                241,223        248,625
     Deferred stripping costs                         37,834         60,086
     Deferred income tax assets                      193,957         56,682
     Other current assets                             70,496        100,280
         Current assets                            2,866,946      2,370,693
     Property, plant and mine development, net     5,263,960      3,715,457
     Investments                                      24,749        733,977
     Deferred stripping costs                         92,252         30,293
     Long-term stockpiles and ore on leach pads      535,892        305,810
     Deferred income tax assets                      361,268        369,764
     Other long-term assets                          183,923        106,995
     Goodwill                                      3,088,592      3,042,557
         Total assets                            $12,417,581    $10,675,546

           LIABILITIES
     Current portion of long-term debt              $329,004       $190,866
     Accounts payable                                207,926        163,164
     Employee-related benefits                       110,977        136,301
     Other current liabilities                       415,806        351,706
         Current liabilities                       1,063,713        842,037
     Long-term debt                                1,361,222        886,633
     Reclamation and remediation liabilities         410,336        362,283
     Deferred revenue from sale of future
      production                                      49,120         53,841
     Deferred income tax liabilities                 377,581        250,491
     Employee-related benefits                       224,386        253,726
     Advanced stripping costs                        103,227             --
     Other long-term liabilities                     341,842        295,082
         Total liabilities                         3,931,427      2,944,093
     Minority interest in subsidiaries               823,751        346,518

           STOCKHOLDERS' EQUITY
         Total stockholders' equity                7,662,403      7,384,935
         Total liabilities and stockholders'
          equity                                 $12,417,581    $10,675,546

     Statement of Consolidated Cash Flows
                                                       Three Months Ended
                                                          September 30,
                                                       2004          2003
                                                   (unaudited, in thousands)
     Operating activities:
       Net income                                   $128,727       $114,434
       Adjustments to reconcile net income to net
        cash provided by operating activities:
          Depreciation, depletion and amortization   167,964        151,443
          Accretion of accumulated reclamation
           obligations                                 6,532          5,799
          Amortization of deferred stripping
           costs, net                                 24,897        (15,599)
          Deferred income taxes                       39,360          6,346
          Foreign currency exchange gain              (3,442)       (18,937)
          Minority interest expense                   90,439         57,125
          Equity income and impairment of
           affiliates, net of dividends                 (498)       (35,615)
          Write-downs of inventories, stockpiles
           and ore on leach pads                       7,596          2,492
          Write-down of long-lived assets              9,565          3,582
          (Gain) loss on investments, net               (299)         3,322
          Loss on derivative instruments, net            600         46,927
          Gain on extinguishment of NYOL bonds, net       --        (19,617)
          Gain on extinguishment of NYOL derivatives
           liability, net                                 --        (29,928)
          Gain on sale of assets and other           (28,626)        (1,029)
          (Increase) decrease in operating assets:
             Accounts receivable                     (24,239)        (3,220)
             Inventories, stockpiles and ore
              on leach pads                           (9,101)         6,450
              Other assets                            (8,216)        (4,429)
          Increase (decrease) in operating liabilities:
             Accounts payable and other accrued
              liabilities                            (46,037)        (4,640)
             Early settlement of derivative
              instruments classified as cash
              flow hedges                                 --          1,397
             Reclamation liabilities                 (15,897)        (9,595)
     Net cash provided by operating activities       339,325        256,708
     Investing activities:
       Additions to property, plant and mine
        development                                 (166,504)      (147,084)
       Investment in marketable equity securities   (125,484)            --
       Advances to joint ventures and affiliates,
        net                                               --          6,190
       Proceeds from sale of investments               2,852        232,190
       Early settlement of ineffective derivative
        instruments                                    5,495        (27,588)
       Proceeds from asset sales and other             6,153         (1,028)
     Net cash (used in) provided by investing
      activities                                   (277,488)         62,680
     Financing activities:
       Proceeds from long-term debt                       --        377,478
       Repayment of long-term debt                   (64,188)      (516,223)
       Dividends paid on common stock                (33,353)       (16,387)
       Dividends paid to minority interests          (28,667)       (51,083)
       Proceeds from stock issuance                    7,299         29,997
       Change in restricted cash and other            (2,676)            --
     Net cash used in financing activities          (121,585)      (176,218)
     Effect of exchange rate changes on cash
      gain (loss)                                      1,927          1,500
     Net change in cash and cash equivalents         (57,821)       144,670
     Cash and cash equivalents at beginning of
      period                                       1,474,825        274,741
     Cash and cash equivalents at end of period   $1,417,004       $419,411

     Supplemental information:
       Interest paid, net of amounts capitalized     $12,147        $30,116
       Income taxes paid                             $52,482        $34,690

     Statement of Consolidated Cash Flows
                                                         Nine Months Ended
                                                           September 30,
                                                       2004           2003
                                                    (unaudited, in thousands)
     Operating activities:
       Net income                                   $252,904       $322,536
       Adjustments to reconcile net income to
        net cash provided by operating activities:
          Depreciation, depletion and amortization   523,144        421,373
          Accretion of accumulated reclamation
           obligations                                19,386         17,119
          Amortization of deferred stripping
           costs, net                                  8,421        (29,713)
          Deferred income taxes                       53,828         15,091
          Foreign currency exchange loss (gain)        5,015        (70,821)
          Minority interest expense                  230,354        130,721
          Equity (income) loss and impairment
           of affiliates, net of dividends              (617)        63,694
          Write-downs of inventories, stockpiles
           and ore on leach pads                      19,145         20,433
          Write-downs of long-lived assets            25,865          5,376
          Cumulative effect of a change in
           accounting principle, net of tax           47,138         34,533
          Loss (gain) on investments, net             39,195        (81,393)
          Gain on derivative instruments, net           (907)       (24,742)
          Gain on extinguishment of NYOL bonds, net       --       (114,031)
          Gain on extinguishment of NYOL derivatives
           liability, net                                 --       (106,506)
          Loss on extinguishment of debt                 222         19,530
          Gain on sale of assets and other           (52,563)       (13,472)
          (Increase) decrease in operating assets:
            Accounts receivable                      (21,333)         4,780
            Inventories, stockpiles and ore on
             leach pads                                4,618        (19,124)
            Other assets                             (13,151)         2,903
          Increase (decrease) in operating
           liabilities:
            Accounts payable and other accrued
             liabilities                            (135,379)        13,878
            Early settlement of derivative
             instruments classified as cash
             flow hedges                                  --       (118,591)
            Reclamation liabilities                  (32,991)       (13,090)
     Net cash provided by operating activities       972,295        480,484
     Investing activities:
       Additions to property, plant and mine
        development                                 (519,910)      (366,185)
       Investment in marketable equity securities   (219,204)            --
       Advances to joint ventures and affiliates,
        net                                               --        (40,013)
       Cash recorded upon consolidation of
        Batu Hijau                                    82,203             --
       Proceeds from the sale of investments           2,852        232,190
       Proceeds from the sale of TVX Newmont Americas     --        180,000
       Early settlement of ineffective derivative
        instruments                                    5,205        (57,741)
       Cash consideration for acquisition of
        minority interests                                --        (11,195)
        Proceeds from asset sales and other           19,021          1,613
     Net cash used in investing activities          (629,833)       (61,331)
     Financing activities:
       Proceeds from long-term debt                   37,715        492,478
       Repayment of long-term debt                  (141,088)      (838,583)
       Dividends paid on common stock                (88,726)       (48,695)
       Dividends paid to minority interests          (94,487)       (80,273)
       Proceeds from stock issuance                   33,378         54,848
       Change in restricted cash and other            16,568             --
     Net cash used in financing activities          (236,640)      (420,225)
     Effect of exchange rate changes on cash
      (loss) gain                                     (2,840)        18,800
     Net change in cash and cash equivalents         102,982         17,728
     Cash and cash equivalents at beginning of
      period                                       1,314,022        401,683
     Cash and cash equivalents at end of period   $1,417,004       $419,411

     Supplemental information:
       Interest paid, net of amounts capitalized     $63,236        $97,413
       Income taxes paid                            $214,693       $145,157

     Operating Statistics Summary

                                                                 Australia/
                                                                 New Zealand
                                    North America  South America      (1)

    Three Months Ended September 30,  2004   2003   2004   2003   2004   2003
    Production Costs Per Ounce:
       Direct mining and production
        costs                         $307   $254   $140   $120   $234   $237
       Capitalized mining and other    (17)   (20)    (6)    (4)    20    (15)
       Cash operating costs            290    234    134    116    254    222
       Royalties and production
        taxes                            2      5      6      5     15     12
    Total cash costs (5)               292    239    140    121    269    234
       Reclamation and mine closure
        costs                            2      4      2      3      3      2
    Total costs applicable to sales    294    243    142    124    272    236
       Depreciation and amortization    55     57     69     58     62     65
      Total production costs (5)      $349   $300   $211   $182   $334   $301
    Consolidated gold sales
     (000 ounces)                    652.8  786.2  777.6  928.5  472.6  541.6

    Equity gold sales (000 ounces)   625.8  786.2  401.0  495.0  472.6  541.6

    Average realized price per
     equity ounce

    Copper Summary (6)

    Equity copper production
     (000 pounds)
    Equity copper sales (000 pounds)
    Total cash cost per equity pound
    Average realized price per
     equity pound

     (1) Includes 10,200 and 3,600 ounces from the wholly-owned Golden Grove zinc/copper mine in 2004 and 2003, respectively. Golden Grove is excluded from the cost per ounce calculations.
     (2) Indonesia includes Batu Hijau and Minahasa
     (3) Central Asia/Europe includes Zarafshan (Uzbekistan) and Ovacik
         (Turkey)
     (4) 2003 includes equity investments comprise Batu Hijau, TVX
         Newmont Americas and Echo Bay Mining Limited.
     (5) For a reconciliation of total cash costs and total production costs per ounce (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.
     (6) Represents both Batu Hijau and Golden Grove except total cash cost and average realized price per equity pound for 2003 are only Golden Grove.

                                                     Equity
                                           Central   Invest-
                                         Asia/Europe  ments
                           Indonesia (2)     (3)       (4)         Total

      Three Months Ended
         September 30,       2004  2003  2004   2003   2003     2004     2003
    Production Costs Per
     Ounce:
       Direct mining and
        production costs     $128  $173  $173   $143      --    $226     $208
       Capitalized mining
        and other              24     3   (10)    (9)     --     --       (14)
       Cash operating costs   152   176   163    134      --     226      194
       Royalties and
        production taxes       11     6     6      7      --       7        7
    Total cash costs (5)      163   182   169    141      --     233      201
       Reclamation and mine
        closure costs           3     6     2      1      --       3        3
    Total costs applicable
     to sales                 166   188   171    142      --     236      204
       Depreciation and
        amortization           26    97   102     66      --      60       61
      Total production
       costs (5)             $192  $285  $273   $208      --    $296     $265
    Consolidated gold sales
     (000 ounces)           260.2  24.6  80.8  101.7     --  2,244.0  2,382.6

    Equity gold sales
     (000 ounces)           154.5  23.1  80.8  101.7  116.5  1,734.7  2,064.1

    Average realized price
     per equity ounce                                           $404     $366

    Copper Summary (6)

    Equity copper
     production (000
     pounds)                                                 121,934  125,478
    Equity copper sales
     (000 pounds)                                            118,702  111,957
    Total cash cost per
     equity pound                                              $0.58    $0.47
    Average realized price
     per equity pound                                          $1.44    $0.77

     (1) Includes 10,200 and 3,600 ounces from the wholly-owned Golden Grove zinc/copper mine in 2004 and 2003, respectively. Golden Grove is excluded from the cost per ounce calculations.
     (2) Indonesia includes Batu Hijau and Minahasa
     (3) Central Asia/Europe includes Zarafshan (Uzbekistan) and Ovacik
        (Turkey)
     (4) 2003 includes equity investments comprise Batu Hijau, TVX
         Newmont Americas and Echo Bay Mining Limited.
     (5) For a reconciliation of total cash costs and total production costs per ounce (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.
     (6) Represents both Batu Hijau and Golden Grove except total cash cost and average realized price per equity pound for 2003 are only Golden Grove.

                                                               Australia/
                          North America     South America    New Zealand (1)

     Nine Months Ended
       September 30,        2004     2003     2004     2003     2004     2003
    Production Costs Per
     Ounce:
       Direct mining and
        production costs    $307     $249     $141     $125     $253     $231
       Capitalized
        mining  and
        other                (29)     (18)      (6)      (4)       2       (7)
       Cash operating
        costs                278      231      135      121      255      224
       Royalties and
        production taxes       5        7        6        4       14       12
    Total cash costs (5)     283      238      141      125      269      236
       Reclamation and
        mine closure
        costs                  2        3        3        4        3        2
    Total costs
     applicable to sales     285      241      144      129      272      238
       Depreciation and
        amortization          58       61       74       59       67       61
      Total production
       costs (5)            $343     $302     $218     $188     $339     $299
    Consolidated gold
     sales (000 ounces)  2,053.5  2,170.7  2,209.9  2,364.8  1,429.8  1,552.8

    Equity gold sales
     (000 ounces)        1,966.0  2,170.7  1,141.8  1,274.5  1,429.8  1,534.1

    Average realized
     price per equity
     ounce

    Copper Summary (6)

    Equity copper
     production (000
     pounds)
    Equity copper sales
     (000 pounds)
    Total cash cost per
     equity pound
    Average realized
     price per equity
     pound

     (1) Includes 15,500 and 10,400 ounces from the wholly-owned Golden
         Grove zinc/copper mine in 2004 and 2003, respectively. Golden Grove is excluded from the cost per ounce calculations.
     (2) Indonesia includes Batu Hijau and Minahasa
     (3) Central Asia/Europe includes Zarafshan (Uzbekistan) and Ovacik
         (Turkey)
     (4) 2003 includes equity investments comprise Batu Hijau, TVX Newmont Americas and Echo Bay Mining Limited.
     (5) For a reconciliation of total cash costs and total production costs per ounce (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.
     (6) Represents both Batu Hijau and Golden Grove except total cash cost and average realized price per equity pound for 2003 are only Golden Grove.

                                                     Equity
                                          Central    Invest-
                                        Asia/Europe   ments
                          Indonesia (2)     (3)        (4)        Total

      Nine Months Ended
        September 30,       2004  2003   2004   2003   2003     2004     2003
    Production Costs Per
     Ounce:
       Direct mining and
        production costs    $157  $222   $170   $135      --     $238     $207
       Capitalized mining
        and other             22     3     (8)    (2)     --     (11)     (10)
       Cash operating
        costs                179   225    162    133      --     227      197
       Royalties and
        production taxes       9     6      6      5      --       8        8
    Total cash costs (5)     188   231    168    138      --     235      205
       Reclamation and
        mine closure costs     1     4      1      1      --       2        2
    Total costs applicable
     to sales                189   235    169    139      --     237      207
       Depreciation and
        amortization          37    68     85     63      --      64       61
      Total production
       costs (5)            $226  $303   $254   $202      --    $301     $268
    Consolidated gold
     sales (000 ounces)    611.0  86.4  280.9  309.6     --  6,585.1  6,484.3

    Equity gold sales (000
     ounces)               371.9  81.2  280.9  309.6  298.4  5,190.4  5,668.5

    Average realized price
     per equity ounce                                           $404     $357

    Copper Summary (6)

    Equity copper
     production (000
     pounds)                                                 333,936  321,586
    Equity copper sales
     (000 pounds)                                            321,556  310,457
    Total cash cost per
     equity pound                                              $0.58    $0.54
    Average realized price
     per equity pound                                          $1.31    $0.79

     (1) Includes 15,500 and 10,400 ounces from the wholly-owned Golden
         Grove zinc/copper mine in 2004 and 2003, respectively. Golden Grove is excluded from the cost per ounce calculations.
     (2) Indonesia includes Batu Hijau and Minahasa
     (3) Central Asia/Europe includes Zarafshan (Uzbekistan) and Ovacik
         (Turkey)
     (4) 2003 includes equity investments comprise Batu Hijau, TVX Newmont Americas and Echo Bay Mining Limited.
     (5) For a reconciliation of total cash costs and total production costs per ounce (non-GAAP measures of performance) to costs applicable to sales calculated and presented under GAAP, please refer to the Supplemental Information attached.
     (6) Represents both Batu Hijau and Golden Grove except total cash cost and average realized price per equity pound for 2003 are only Golden Grove.

     2004 Guidance

                                            Equity Gold             Total
                                                Sales           Cash Costs
                                              (000 oz)              ($/oz)
     North America
     Nevada                                     2,425                $280
     Golden Giant                                 150                $310
     Holloway                                      70                $340
     La Herradura                                  70                $165
     Sub-total                                  2,715                $280

     South America
     Yanacocha                                  1,540                $135
     Kori Kollo                                    25                $260
     Sub-total                                  1,565                $137

     Australia(1)/New Zealand
     Kalgoorlie                                   450                $310
     Pajingo                                      265                $220
     Tanami                                       660                $280
     Yandal                                       370                $285
     Martha                                       125                $220
     Sub-total                                  1,870                $276

     Indonesia
     Batu Hijau                                   390                $170
     Minahasa                                      70                $260
     Sub-total                                    460                $184

     Central Asia/Europe
     Zarafshan                                    215                $160
     Ovacik (2)                                   125                $215
     Sub-total                                    340                $180

     TOTAL (3)                                 ~7,000           $230-$235

                                                Equity Copper       Total
                                                & Zinc Sales     Cash Costs
                                               (million lbs)         ($/lb)

     Batu Hijau -- Copper                            380            $0.53
     Golden Grove -- Copper                           35            $0.88
     Golden Grove -- Zinc                            135            $0.43

     Consolidated Financial (in millions, except tax rate)

     Royalty and dividend income                        $55-$58
     Depreciation, depletion & amortization           $700-$715
     Exploration, research and development            $180-$200
       -- Exploration                                 $115-$125
       -- Advanced projects                             $45-$50
       -- Research, development and other               $20-$25
     General and administrative                       $110-$115
     Interest expense, net                            $100-$105
     Tax rate (assuming $400/oz gold)                   23%-28%
     Capital expenditures                             $730-$760

     Notes:
     1. Total cash costs are based on an A$1 = $0.715 exchange rate assumption for the fourth quarter of 2004.
     2. Based on 100% ownership for the full year. The proposed sale of Ovacik, which suspended operations in August 2004, has been deferred pending a resolution of its operating permits.
     3. Excludes Golden Grove by-product sales of approximately 20,000 ounces.

    Sensitivities
    An annualized $10 change in the gold price changes annual net income by approximately $50 million and cash generated by operating activities by approximately $55 million, assuming all other factors remain constant.
    An annualized $0.05 change in the copper price changes annual net income by approximately $12 million and annual cash generated by operating activities by approximately $17 million, assuming all other factors remain constant.
    An annualized $0.01 change in the Australian dollar exchange rate changes total cash costs (on a Company-wide basis) by approximately $0.80 per ounce, assuming all other factors remain constant.

     Supplemental Information

     1.  Gold Production Summary -- Americas

                                       Nevada       Canada (1)    Other (2)
     Three Months Ended
       September 30,                 2004    2003   2004   2003   2004   2003
    Tons Mined (000 dry short
     tons):
        Open-Pit                   44,076  43,475    n/a    n/a  2,993  3,042
        Underground                   416     414    215    267    n/a    n/a
    Tons Milled/Processed (000):
        Oxide                       1,148   1,036    214    275    n/a    n/a
        Refractory                  2,187   2,355    n/a    n/a    n/a    n/a
        Leach                       5,135   5,016    n/a    n/a    998  1,050
    Average Ore Grade (oz/ ton):
        Oxide                       0.116   0.116  0.205  0.259    n/a    n/a
        Refractory                  0.199   0.221    n/a    n/a    n/a    n/a
        Leach                       0.027   0.029    n/a    n/a  0.028  0.026
    Average Mill Recovery Rate:
        Oxide                       79.5%   77.0%  93.8%  95.6%    n/a    n/a
        Refractory                  90.4%   91.3%     n/a    n/a   n/a    n/a
    Ounces Produced (000):          597.7   696.0   39.5   60.5   15.9   29.1
    Equity Ounces Produced (000):
        Oxide                       103.8    87.1   39.5   60.5    n/a    n/a
        Refractory                  388.0   514.7    n/a    n/a    n/a    n/a
        Leach                        78.9    94.2    n/a    n/a   15.9   29.1
        Total                       570.7   696.0   39.5   60.5   15.9   29.1
    Equity Ounces Sold (000)        570.4   696.9   39.5   60.2   15.9   29.1

    Production Costs Per Ounce:
       Direct mining and
        production costs             $304    $258   $402   $244   $189   $183
       Capitalized mining and
        other                         (19)    (22)     2      5    (10)    (3)
       Cash operating costs           285     236    404    249    179    180
       Royalties and production
        taxes                           2       4    --       6    --       7
       Total cash costs               287     240    404    255    179    187
       Reclamation and mine
        closure costs                   3       3      2      9      2      4
       Total costs applicable to
        sales                         290     243    406    264    181    191
       Depreciation and
        amortization                   50      55     96     81    104     65
       Total production costs        $340    $298   $502   $345   $285   $256

     (1) Includes Golden Giant and Holloway
     (2) Other includes La Herradura and for 2003, Mesquite

                                                                Kori Kollo,
                                           Yanacocha, Peru        Bolivia
      Three Months Ended September 30,        2004      2003    2004     2003
    Tons Mined (000 dry short tons):
        Open-Pit                            50,258    53,268     n/a    1,425
        Underground                            n/a       n/a     n/a      n/a
    Tons Milled/Processed (000):
        Oxide                                  n/a       n/a     n/a      n/a
        Refractory                             n/a       n/a     n/a    1,764
        Leach                               36,913    40,524     n/a      978
    Average Ore Grade (oz/ ton):
        Oxide                                  n/a       n/a     n/a      n/a
        Refractory                             n/a       n/a     n/a    0.035
        Leach                                0.028     0.027     n/a    0.018
    Average Mill Recovery Rate:
        Oxide                                  n/a        n/a    n/a      n/a
        Refractory                             n/a        n/a    n/a    60.9%
    Ounces Produced (000):                   754.5     862.4     5.1     48.4
    Equity Ounces Produced (000):
        Oxide                                  n/a       n/a     n/a      n/a
        Refractory                             n/a       n/a     n/a     32.9
        Leach                                387.4     442.8     4.5      9.7
        Total                                387.4     442.8     4.5     42.6
    Equity Ounces Sold (000)                 397.0     451.2     4.0     43.8

    Production Costs Per Ounce:
       Direct mining and production costs     $139      $111    $231     $216
       Capitalized mining  and  other           (6)       (3)    (12)     (17)
       Cash operating costs                    133       108     219      199
       Royalties and production taxes            6         5      16      --
       Total cash costs                        139       113     235      199
       Reclamation and mine closure costs        2         2      58       17
       Total costs applicable to sales         141       115     293      216
       Depreciation and amortization            69        60      81       34
       Total production costs                 $210      $175    $374     $250

     (1) Includes Golden Giant and Holloway
     (2) Other includes La Herradura and for 2003, Mesquite

                                      Nevada        Canada (1)    Other (2)
     Nine Months Ended
        September 30,                2004     2003   2004   2003   2004   2003
    Tons Mined (000 dry short
     tons):
        Open-Pit                 144,523  131,264    n/a    n/a  8,509  8,918
        Underground                1,123    1,256    740    926    n/a    n/a
    Tons Milled/Processed (000):
        Oxide                      3,190    1,795    740    943    n/a    n/a
        Refractory                 6,541    6,865    n/a    n/a    n/a    n/a
        Leach                     14,211   12,619    n/a    n/a  3,112  3,067
    Average Ore Grade (oz/ ton):
        Oxide                      0.131    0.148  0.233  0.242    n/a    n/a
        Refractory                 0.193    0.216    n/a    n/a    n/a    n/a
        Leach                      0.024    0.029    n/a    n/a  0.027  0.026
    Average Mill Recovery Rate:
        Oxide                      79.0%    82.7%  94.3%  95.3%    n/a   n/a
        Refractory                 90.5%    90.7%    n/a     n/a   n/a   n/a
    Ounces Produced (000):       1,756.9  1,859.2  164.7  212.2   51.4   93.7
    Equity Ounces Produced
     (000):
        Oxide                      330.3    217.4  164.7  212.2    n/a    n/a
        Refractory               1,091.1  1,360.9    n/a    n/a    n/a    n/a
        Leach                      247.9    280.9    n/a    n/a   51.4   93.7
        Total                    1,669.3  1,859.2  164.7  212.2   51.4   93.7
    Equity Ounces Sold (000)     1,747.8  1,865.1  166.8  211.9   51.4   93.7

    Production Costs Per Ounce:
       Direct mining and
        production costs            $311     $253   $312   $254   $158   $169
       Capitalized mining  and
        other                        (33)     (22)     2      2     (2)    (4)
       Cash operating costs          278      231    314    256    156    165
       Royalties and production
        taxes                          5        8      2      3    --       6
       Total cash costs              283      239    316    259    156    171
       Reclamation and mine
        closure costs                  3        3      1      7      1      3
       Total costs applicable to
        sales                        286      242    317    266    157    174
       Depreciation and
        amortization                  54       57     83     89     76     66
       Total production costs       $340     $299   $400   $355   $233   $240

     (1) Includes Golden Giant and Holloway
     (2) Other includes La Herradura and for 2003, Mesquite

                                                               Kori Kollo,
                                           Yanacocha, Peru       Bolivia
       Nine Months Ended September 30,        2004      2003   2004    2003
    Tons Mined (000 dry short tons):
        Open-Pit                           148,295   154,716    n/a   7,638
        Underground                            n/a       n/a    n/a     n/a
    Tons Milled/Processed (000):
        Oxide                                  n/a       n/a    n/a     n/a
        Refractory                             n/a       n/a    n/a   5,400
        Leach                              102,079   113,317    n/a   3,696
    Average Ore Grade (oz/ ton):
        Oxide                                  n/a       n/a    n/a     n/a
        Refractory                             n/a       n/a    n/a   0.036
        Leach                                0.024     0.028    n/a   0.017
    Average Mill Recovery Rate:
        Oxide                                  n/a        n/a   n/a     n/a
        Refractory                             n/a        n/a   n/a   62.4%
    Ounces Produced (000):                 2,170.0   2,183.9   19.6   161.4
    Equity Ounces Produced (000):
        Oxide                                  n/a       n/a    n/a     n/a
        Refractory                             n/a       n/a    n/a   108.1
        Leach                              1,114.3   1,121.4   17.2    34.0
        Total                              1,114.3   1,121.4   17.2   142.1
    Equity Ounces Sold (000)               1,125.0   1,130.0   16.8   144.5

    Production Costs Per Ounce:
       Direct mining and production costs     $139      $116   $266    $199
       Capitalized mining and other             (6)       (3)   (10)    (13)
       Cash operating costs                    133       113    256     186
       Royalties and production taxes            6         5     16     --
       Total cash costs                        139       118    272     186
       Reclamation and mine closure costs        2         2     41      12
       Total costs applicable to sales         141       120    313     198
       Depreciation and amortization            74        62    103      34
       Total production costs                 $215      $182   $416    $232

     (1) Includes Golden Giant and Holloway
     (2) Other includes La Herradura and for 2003, Mesquite

     2. Gold Production Summary -- Australia/New Zealand

                                       Pajingo      Yandal (1)      Tanami
     Three Months Ended September 30, 2004   2003   2004   2003   2004   2003
    Tons Mined (000 dry short tons)    161    204  1,738  1,002  2,732  4,948
    Tons Milled/Processed (000)        209    204    637  1,394  1,157  1,214
    Average Ore Grade (oz/ton)       0.296  0.466  0.134  0.120  0.152  0.129
    Average Mill Recovery Rate       97.1%  96.8%  92.6%  90.1%  95.1%  95.7%
    Ounces Produced (000)             58.3   91.2   78.0  150.7  166.0  151.3
    Equity Ounces Produced (000)      58.3   91.2   78.0  150.7  166.0  151.3
    Equity Ounces Sold (000)          58.3   90.9   77.9  151.8  163.8  153.1

    Production Costs Per Ounce:
       Direct mining and production
        costs                         $223   $131   $297   $258   $214   $215
       Capitalized mining and other     (8)   (13)   --       3     33      3
       Cash operating costs            215    118    297    261    247    218
       Royalties and production
        taxes                           11     10     11      8     26     23
       Total cash costs                226    128    308    269    273    241
       Reclamation and mine closure
        costs                            2     --      4      3      2      1
       Total costs applicable to
        sales                          228    128    312    272    275    242
       Depreciation and amortization   116     90     63     80     56     58
       Total production costs         $344   $218   $375   $352   $331   $300

     (1) 2004 includes Jundee.  2003 includes Jundee, Bronzewing and Wiluna.

                                             Kalgoorlie         Martha
      Three Months Ended September 30,       2004     2003    2004    2003
    Tons Mined (000 dry short tons)        10,549   13,178   1,250   1,549
    Tons Milled/Processed (000)             1,839    1,883     345     354
    Average Ore Grade (oz/ton)              0.079    0.069   0.121   0.078
    Average Mill Recovery Rate              88.2%    84.0%   89.6%   93.9%
    Ounces Produced (000)                   124.2    115.6    37.9    26.4
    Equity Ounces Produced (000)            124.2    115.6    37.9    26.3
    Equity Ounces Sold (000)                124.8    116.0    37.6    26.2

    Production Costs Per Ounce:
       Direct mining and production costs    $225     $283    $232    $401
       Capitalized mining and other           43      (25)    (26)   (184)
       Cash operating costs                   268      258     206     217
       Royalties and production taxes          10        8     --       --
       Total cash costs                       278      266     206     217
       Reclamation and mine closure costs       4        4       2       2
       Total costs applicable to sales        282      270     208     219
       Depreciation and amortization           35       19     100     129
       Total production costs                $317     $289    $308    $348

     (1) 2004 includes Jundee.  2003 includes Jundee, Bronzewing and Wiluna.

                                     Pajingo      Yandal (1)       Tanami
     Nine Months Ended
       September 30,                2004   2003   2004   2003    2004   2003
    Tons Mined (000 dry short
     tons)                           471    576  6,321  2,731  11,162  15,929
    Tons Milled/Processed (000)      601    598  2,197  4,010   3,368   3,446
    Average Ore Grade (oz/ton)     0.286  0.442  0.127  0.117   0.151   0.141
    Average Mill Recovery Rate     96.5%  96.8%  92.7%  90.4%   95.2%   96.1%
    Ounces Produced (000)          171.6  258.3  266.3  433.6   483.6   467.7
    Equity Ounces Produced (000)   171.6  258.3  266.3  433.6   483.6   448.5
    Equity Ounces Sold (000)       182.0  258.7  291.0  433.0   505.7   449.3

    Production Costs Per Ounce:
       Direct mining and
        production costs            $227   $122   $271   $268    $229    $225
       Capitalized mining  and
        other                         (8)    (8)    (1)     6      15      (7)
       Cash operating costs          219    114    270    274     244     218
       Royalties and production
        taxes                         11     11      9      9      24      21
       Total cash costs              230    125    279    283     268     239
       Reclamation and mine
        closure costs                --      --      5      3       2       1
       Total costs applicable to
        sales                        230    125    284    286     270     240
       Depreciation and
        amortization                 121     80     74     70      57      59
       Total production costs       $351   $205   $358   $356    $327    $299

      (1) 2004 includes Jundee for six months and Bronzewing for the first quarter. 2003 includes Jundee, Bronzewing and Wiluna.

                                             Kalgoorlie         Martha
       Nine Months Ended September 30,       2004     2003    2004    2003
    Tons Mined (000 dry short tons)        34,028   36,229   3,624   3,839
    Tons Milled/Processed (000)             5,272    5,327   1,057     990
    Average Ore Grade (oz/ton)              0.073    0.071   0.096   0.082
    Average Mill Recovery Rate              87.0%    85.2%   90.2%   91.8%
    Ounces Produced (000)                   329.0    309.2    90.5    74.5
    Equity Ounces Produced (000)            329.0    309.2    90.5    72.8
    Equity Ounces Sold (000)                345.3    309.2    90.3    73.5

    Production Costs Per Ounce:
       Direct mining and production costs    $274     $256    $302    $331
       Capitalized mining  and other           14       (2)    (85)   (106)
       Cash operating costs                   288      254     217     225
       Royalties and production taxes           9        9     --       --
       Total cash costs                       297      263     217     225
       Reclamation and mine closure costs       4        3       3       2
       Total costs applicable to sales        301      266     220     227
       Depreciation and amortization           34       23     111     111
       Total production costs                $335     $289    $331    $338

     (1) 2004 includes Jundee for six months and Bronzewing for the first quarter. 2003 includes Jundee, Bronzewing and Wiluna.

     3.  Gold Production Summary -- Indonesia and Central Asia/Europe

                                            Batu Hijau,       Minahasa,
                                             Indonesia        Indonesia
      Three Months Ended September 30,       2004     2003    2004    2003
    Tons Mined (000 dry short tons)        59,595   60,928     n/a     n/a
    Tons Milled/Processed (000):
        Leach                                 n/a      n/a     n/a     n/a
        Mill                               13,213   12,300     105     172
    Average Ore Grade (oz/ton)              0.023    0.020   0.167   0.142
    Average Mill Recovery Rate              83.3%    83.4%   91.6%   93.0%
    Ounces Produced (000)                   246.2    208.4    16.9    22.2
    Equity Ounces Produced (000)            138.5    117.2    15.9    20.9
    Equity Ounces Sold (000)                134.1    116.5    20.4    23.1

    Production Costs Per Ounce:
       Direct mining and production costs    $129       n/a   $116    $173
       Capitalized mining and other            28       n/a      3       3
       Cash operating costs                   157       n/a    119     176
       Royalties and production taxes           9       n/a     27       6
       Total cash costs                       166       n/a    146     182
       Reclamation and mine closure costs       1       n/a     13       6
       Total costs applicable to sales        167       n/a    159     188
       Depreciation and amortization           33       n/a    (19)     97
       Total production costs                $200       n/a   $140    $285

                                             Zarafshan,         Ovacik,
                                             Uzbekistan          Turkey
      Three Months Ended September 30,       2004     2003     2004     2003
    Tons Mined (000 dry short tons)           n/a      n/a    1,086    2,152
    Tons Milled/Processed (000):
        Leach                               1,986    2,082      n/a      n/a
        Mill                                  n/a      n/a       90      151
    Average Ore Grade (oz/ton)              0.038    0.042    0.346    0.338
    Average Mill Recovery Rate                n/a      n/a    96.2%    93.7%
    Ounces Produced (000)                    44.3     51.6     33.8     48.0
    Equity Ounces Produced (000)             44.3     51.6     33.8     48.0
    Equity Ounces Sold (000)                 46.1     50.2     34.7     51.5

    Production Costs Per Ounce:
       Direct mining and production costs    $162     $151     $187     $136
       Capitalized mining and other             3        2      (27)     (21)
       Cash operating costs                   165      153      160      115
       Royalties and production taxes         --        --       14       13
       Total cash costs                       165      153      174      128
       Reclamation and mine closure costs       2        2        3        1
       Total costs applicable to sales        167      155      177      129
       Depreciation and amortization           51       49      169       82
       Total production costs                $218     $204     $346     $211

                                              Batu Hijau,        Minahasa,
                                              Indonesia         Indonesia
       Nine Months Ended September 30,        2004      2003    2004    2003
    Tons Mined (000 dry short tons)        171,907   174,275     n/a     n/a
    Tons Milled/Processed (000):
        Leach                                  n/a       n/a     n/a     n/a
        Mill                                39,819    36,951     441     544
    Average Ore Grade (oz/ton)               0.017     0.016   0.158   0.158
    Average Mill Recovery Rate               81.0%     80.7%   90.5%   91.1%
    Ounces Produced (000)                    546.1     480.7    63.8    78.4
    Equity Ounces Produced (000)             307.2     270.4    59.9    73.7
    Equity Ounces Sold (000)                 301.7     262.7    70.2    81.2

    Production Costs Per Ounce:
       Direct mining and production costs     $135        n/a   $248    $222
       Capitalized mining  and other            28        n/a      2       3
       Cash operating costs                    163        n/a    250     225
       Royalties and production taxes            8        n/a      8       6
       Total cash costs                        171        n/a    258     231
       Reclamation and mine closure costs        2        n/a      4       4
       Total costs applicable to sales         173        n/a    262     235
       Depreciation and amortization            37        n/a     32      68
       Total production costs                 $210        n/a   $294    $303

                                             Zarafshan,         Ovacik,
                                             Uzbekistan          Turkey
       Nine Months Ended September 30,       2004     2003     2004     2003
    Tons Mined (000 dry short tons)           n/a      n/a    4,659    4,061
    Tons Milled/Processed (000):
        Leach                               5,929    6,116      n/a      n/a
        Mill                                  n/a      n/a      331      435
    Average Ore Grade (oz/ton)              0.043    0.043    0.320    0.335
    Average Mill Recovery Rate                n/a      n/a    95.4%    93.6%
    Ounces Produced (000)                   166.1    170.1    104.8    136.1
    Equity Ounces Produced (000)            166.1    170.1    104.8    136.1
    Equity Ounces Sold (000)                170.9    171.9    110.0    137.7

    Production Costs Per Ounce:
       Direct mining and production costs    $149     $146     $202     $120
       Capitalized mining and other             2        2      (23)      (6)
       Cash operating costs                   151      148      179      114
       Royalties and production taxes         --        --       14       12
       Total cash costs                       151      148      193      126
       Reclamation and mine closure costs       2        2        2        1
       Total costs applicable to sales        153      150      195      127
       Depreciation and amortization           47       46      143       82
       Total production costs                $200     $196     $338     $209

     4. Base Metal Summary -- Batu Hijau and Golden Grove

                                        Three Months Ended  Nine Months Ended
                                            September 30,     September 30,
                  Batu Hijau              2004 (1) 2003 (1) 2004 (1) 2003 (1)
    Total tons mined (000)                  59,595   60,928  171,907  174,275
    Dry tons processed (000)                13,213   12,300   39,819   36,951
    Average copper grade                     0.88%    0.82%    0.78%    0.74%
    Average recovery rate                    89.7%    90.7%    88.8%    89.2%
    Copper produced (000 lbs)              204,217  184,154  546,021  488,168
    Equity copper produced (000 lbs)       114,872  103,587  307,137  274,595
    Equity copper sold (000 lbs)           111,285  103,246  291,951  264,290
    Realized copper price per pound          $1.42    $0.84    $1.31    $0.80

    Total cash cost per equity pound         $0.56    $0.34    $0.55    $0.38
    Noncash cost per equity pound             0.11     0.11     0.13     0.13
    Total production cost per equity pound   $0.67    $0.45    $0.68    $0.51

     (1) 2003 cash and total cost per pound have been presented pro forma on a co-product basis for comparability to 2004.

                                       Three Months Ended   Nine Months Ended
                                           September 30,      September 30,
                Golden Grove                 2004     2003     2004      2003
    Total tons mined (000)                    359      370    1,049     1,064
    Dry tons processed (000)                  354      346    1,028     1,045

    Average copper grade                    2.33%    4.68%    3.15%     4.84%
    Average copper recovery rate            85.3%    92.9%    86.7%     92.0%
    Copper produced (000 lbs)               7,062   21,891   26,799    46,991
    Copper sold (000 lbs)                   7,417    8,711   29,605    46,167
    Realized copper price per pound         $1.78    $0.77    $1.37     $0.79
    Copper cash cost per pound              $0.89    $0.47    $0.85     $0.54

    Average zinc grade                      8.96%   13.42%    9.93%    12.37%
    Average zinc recovery rate              87.3%    90.0%    88.9%     90.5%
    Zinc produced (000 lbs)                29,622   12,518   88,699    87,394
    Zinc sold (000 lbs)                    27,325    9,504   92,443    63,132
    Realized zinc price per pound           $0.48    $0.39    $0.48     $0.36
    Zinc cash cost per pound                $0.40    $0.05    $0.38     $0.22

    Gold sold (000 ounces)                   10.2      3.6     15.5      10.4
    Silver sold (000 ounces)                543.9    391.0    857.6   1,165.8

     5. Reconciliation of Costs Applicable to Sales to Total Cash Costs Per Ounce and Per Pound, and Total Production Costs Per Ounce and Per Pound (dollars in millions except per ounce amounts)

         The total cash costs and total production costs per ounce or pound are non-GAAP performance measures that are intended to provide investors with information about the cash generating capacities and profitability of Newmont's mining operations. Newmont's management uses these measures for the same purpose and for monitoring the performance of its mining operations. These measures differ from measures determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance or liquidity determined in accordance with GAAP. These measures were developed in conjunction with gold mining companies associated with the Gold Institute in an effort to provide a level of comparability; however, Newmont's measures may not be comparable to similarly-titled measures of other companies

                                                                  La   Total
    Three Months Ended September 30,       Golden  Hollo-      Herrad- North
    2004                            Nevada  Giant   way  Canada  ura  America
    Costs applicable to sales under
     GAAP                            $170.8  $11.0  $4.9  $15.9  $2.9  $189.6
      Minority interest                 --      --    --     --    --     --
      Accretion expense                (1.5)  (0.1)   --   (0.1)   --    (1.6)
      Write-down of inventories         --      --     --    --    --      --
      Purchased ore and other          (5.6)    --     --    --    --    (5.6)

    Total cash cost for per ounce
     calculations                     163.7   10.9   4.9   15.8   2.9   182.4
      Accretion expense and other       1.5    0.1    --    0.1   --     1.6
      Depreciation, depletion and
       amortization                    29.0    2.6   1.2    3.8   1.7    34.5
      Minority interest and other        --     --    --     --    --      --

    Total production cost for per
     ounce calculations              $194.2  $13.6  $6.1  $19.7  $4.6  $218.5

    Equity ounces sold (000)          570.4   26.2  13.3   39.5  15.9   625.8
    Equity cash cost per ounce sold $287 $418 $376 $404 $179 $292 Equity total production cost per
     ounce sold                        $340   $520  $465   $502  $285    $349

    Three Months Ended                     Kori  South
    September 30, 2004           Yanacocha Kollo America Pajingo Yandal Tanami
    Costs applicable to
     sales under GAAP               $112.8  $1.3  $114.1  $13.7  $24.3  $46.4
      Minority interest              (56.5) (0.2)  (56.7)   --      --     --
      Accretion expense               (0.8) (0.2)   (1.0)  (0.1)  (0.3)  (0.3)
      Write-down of inventories         --    --      --   (0.5)   --    (1.4)
      Purchased ore and other         (0.4)  --     (0.4)    --     --     --

    Total cash cost for per ounce
     calculations                     55.1   0.9    56.0   13.1   24.0   44.7
      Accretion expense and other 0.8 0.2 1.0 0.1 0.3 0.3 Depreciation, depletion and
       amortization                   49.0   0.3    49.3    6.8    4.9    9.0
      Minority interest and other    (21.5)   --   (21.5)    --     --     --

    Total production cost for per
     ounce calculations              $83.4  $1.4   $84.8  $20.0  $29.2  $54.0

    Equity ounces sold (000)         397.0   4.0   401.0   58.3   77.9  163.8
    Equity cash cost per ounce sold $139 $235 $140 $226 $308 $273 Equity total production cost
     per ounce sold                   $210  $374    $211   $344   $375   $331

     Three Months Ended               Australia/
      September 30,                      New     Batu
       2004         Kalgoorlie  Martha  Zealand   Hijau  Minahasa Indonesia

     Costs applicable
      to sales under
      GAAP             $35.2     $7.8   $127.4   $31.4     $3.5    $34.9
       Minority
        interest          --      ---       --  (14.2)       --    (14.2)
       Accretion
        expense         (0.4)    (0.1)    (1.2)  (0.2)     (0.3)    (0.5)
       Write-down of
        inventories       --       --     (1.9)     --       --       --
       Purchased ore
        and other         --       --       --     5.2     (0.2)     5.0

     Total cash cost
      for per ounce
      calculations      34.8      7.7    124.3    22.2      3.0     25.2
       Accretion expense
        and other        0.4      0.1      1.2     0.2      0.3      0.5
       Depreciation,
        depletion and
        amortization     4.4      3.8     28.9     7.8     (0.5)     7.3
        Minority interest
        and other         --       --       --    (3.4)       --    (3.4)

     Total production
      cost for per
      ounce
      calculations     $39.6    $11.6   $154.4   $26.8     $2.8    $29.6

     Equity ounces
      sold (000)       124.8     37.6    462.4   134.1     20.4    154.5
     Equity cash cost
      per ounce sold    $278     $206     $269    $166     $146     $163
     Equity total
      production cost
      per ounce sold    $317     $308     $334    $200     $140     $192

    Three Months Ended                              Central Asia    Total
     September 30, 2004         Zarafshan    Ovacik     /Europe      Gold
    Costs applicable
     to sales under GAAP            $7.7      $7.5      $15.2       $481.2
      Minority interest               --        --         --        (70.9)
      Accretion expense             (0.1)     (0.1)      (0.2)        (4.5)
      Write-down of inventories       --      (1.3)      (1.3)        (3.2)
      Purchased ore and other         --        --         --         (1.0)

    Total cash cost for per
     ounce calculations              7.6       6.1       13.7        401.6
      Accretion expense and other    0.1       0.1        0.2          4.5
      Depreciation, depletion and
       amortization                  2.3       5.9        8.2        128.2
      Minority interest and other     --        --         --        (24.9)

    Total production cost
     for per ounce
     calculations                  $10.0     $12.1      $22.1       $509.4

     Equity ounces sold (000)       46.1      34.7       80.8      1,724.5
     Equity cash cost per
      ounce sold                    $165      $174       $169         $233
     Equity total production
      cost per ounce sold           $218      $346       $273         $296

     Three Months Ended
     September 30, 2003         Golden                               La
                        Nevada  Giant   Holloway Canada Mesquite Herradura
     Costs applicable
      to sales under
      GAAP              $172.1  $10.6      $5.3   $15.9    $2.6     $3.1
       Minority
        interest           --     --        --      --      --       --
       Accretion
        expense           (1.7)  (0.3)     (0.2)   (0.5)   (0.1)    (0.1)
       Write-down
        of inventories    (1.9)     --        --      --      --       --
       Purchased ore
        and other         (7.7)     --        --      --      --       --

     Total cash cost
      for per ounce
      calculations       160.8   10.3       5.1    15.4     2.5      3.0
       Accretion
        expense and
        other              1.7    0.3       0.2     0.5     0.1      0.1
       Depreciation,
        depletion and
        amortization      37.1    3.4       1.4     4.8     1.1      0.8
       Minority interest
        and other           --     --        --      --      --       --
    Total production
     cost for per
     ounce
     calculations       $199.6  $14.0      $6.7   $20.7    $3.7     $3.9

    Equity ounces
      sold (000)         696.9   42.8      17.4    60.2    12.6     16.5
    Equity cash cost
     per ounce sold       $240   $238      $297    $255    $196     $181
    Equity total
     production cost
     per ounce sold       $298   $328      $388    $345    $289     $231

    Three Months Ended
     September 30,     North              Kori    South
     2003             America  Yanacocha  Kollo  America   Pajingo  Yandal
     Costs applicable
      to sales
      under GAAP      $193.7    $105.3   $10.8   $116.1     $11.7   $41.7
       Minority
        interest          --    (53.3)   (1.3)   (54.6)        --      --
       Accretion
        expense        (2.4)     (0.8)   (0.7)    (1.5)        --   (0.5)
       Write-down
        of inventories (1.9)        --      --       --        --   (0.3)
       Purchased ore
        and other      (7.7)        --      --       --        --      --

    Total cash cost
     for per ounce
     calculations      181.7      51.2     8.8     60.0      11.7    40.9
    Accretion expense
     and other           2.4       0.8     0.7      1.5     (0.1)     0.4
    Depreciation,
     depletion and
     amortization       43.8      48.5     1.7     50.2       8.2    12.2
    Minority interest
     and other            --    (21.2)   (0.2)   (21.4)        --      --

    Total production
     cost for per
     ounce
     calculations     $227.9     $79.3   $11.0    $90.3     $19.8   $53.5

    Equity ounces
     sold (000)        786.2     451.2    43.8    495.0      90.9   151.8
    Equity cash cost
     per ounce sold     $239      $113    $199     $121      $128    $269
    Equity total
     production cost
     per ounce sold     $300      $175    $250     $182      $218    $352

     Three Months Ended                       Australia/
     September 30,                                New
     2003             Tanami Kalgoorlie Martha Zealand  Minahasa Zarafshan
    Costs applicable
     to sales under
     GAAP              $37.2     $31.3    $5.8   $127.7      $4.6    $7.7
      Minority
       interest          0.1        --     0.1      0.2        --      --
      Accretion
       expense         (0.3)     (0.3)   (0.1)    (1.2)     (0.1)      --
      Write-down
       of inventories     --        --      --    (0.3)        --      --
      Purchased ore
       and other          --        --      --       --     (0.3)      --

    Total cash cost
     for per ounce
     calculations       37.0      31.0     5.8    126.4       4.2     7.7
      Accretion expense
       and other          --       0.3      --      0.6       0.1      --
      Depreciation,
       depletion and
       amortization      8.8       2.3     3.3     34.8       2.4     2.5
      Minority
      interest
      and other           --        --      --       --     (0.1)      --

    Total production
     cost for per
     ounce
     calculations      $45.8     $33.6    $9.1   $161.8      $6.6   $10.2

    Equity ounces
     sold (000)        153.1     116.0    26.2    538.0      23.1    50.2
    Equity cash cost
     per ounce sold     $241      $266    $217     $234      $182    $153
    Equity total
     production cost
     per ounce sold     $300      $289    $348     $301      $285    $204

                                                      Central
    Three Months Ended September 30, 2003   Ovacik  Asia/Europe  Total Gold
    Costs applicable to sales under GAAP      $6.7      $14.4       $456.5
       Minority interest                        --         --        (54.4)
       Accretion expense                      (0.1)      (0.1)        (5.3)
       Write-down of inventories                --         --         (2.2)
       Purchased ore and other                  --         --         (8.0)

    Total cash cost for per ounce
     calculations                              6.6       14.3        386.6
       Accretion expense and other             0.1        0.1          4.7
       Depreciation, depletion and
        amortization                           4.2        6.7        137.9
       Minority interest and other              --         --        (21.5)

    Total production cost for per ounce
     calculations                            $10.9      $21.1       $507.7

    Equity ounces sold (000)                  51.5      101.7      1,944.0
    Equity cash cost per ounce sold           $128       $141         $201
    Equity total production cost per
     ounce sold                               $211       $208         $265

                                                                 La
    Nine Months Ended September         Golden                 Herrad-  North
    30, 2004                    Nevada  Giant Holloway  Canada   ura   America
    Costs applicable to sales
     under GAAP                 $525.6  $34.8   $17.9    $52.7   $8.1  $586.4
      Minority interest             --     --      --     --      --       --
      Accretion expense           (4.2)  (0.2)     --     (0.2)  (0.1)   (4.5)
      Write-down of inventories      --    --      --     --      --       --
      Purchased ore and other    (26.5)   0.1     0.1      0.2    --    (26.3)

    Total cash cost for per
     ounce calculations          494.9   34.7    18.0     52.7    8.0    555.6
      Accretion expense and
       other                       4.2    0.2     --       0.2    0.1      4.5
      Depreciation, depletion
       and amortization           95.7    9.2     4.5     13.7    3.9    113.3
      Minority interest and
       other                       --      --      --      --     --       --

    Total production cost for
     per ounce calculations     $594.8  $44.1   $22.5    $66.6  $12.0   $673.4

    Equity ounces sold (000)   1,747.8  118.4    48.4    166.8   51.4  1,966.0
    Equity cash cost per ounce
     sold                         $283   $294    $370     $316   $156     $283
    Equity total production cost
     per ounce sold               $340   $373    $465     $400   $233     $343

    Nine Months Ended                   Kori   South
     September 30, 2004       Yanacocha Kollo  America Pajingo Yandal  Tanami
    Costs applicable to sales
     under GAAP                  $320.7  $8.3   $329.0  $43.1   $82.8  $140.7
      Minority interest          (161.5) (1.0)  (162.5)    --      --     ---
      Accretion expense            (2.3) (0.7)    (3.0)  (0.2)   (1.4)   (0.9)
      Write-down of inventories      --  (2.1)    (2.1)  (1.0)   (0.2)   (4.1)
      Purchased ore and other      (0.5)   --     (0.5)    --      --      --

    Total cash cost for per
     ounce calculations           156.4   4.5    160.9   41.9    81.2   135.7
      Accretion expense and
       other                        2.3   0.7      3.0    0.1     1.4     0.7
      Depreciation, depletion
       and amortization           151.2   2.0    153.2   22.0    21.6    29.1
      Minority interest and
       other                      (68.2) (0.2)   (68.4)    --      --      --

    Total production cost for
     per ounce calculations      $241.7  $7.0   $248.7  $64.0  $104.2  $165.5

    Equity ounces sold (000)    1,125.0  16.8  1,141.8  182.0   291.0   505.7
    Equity cash cost per ounce
     sold                          $139  $272     $141   $230    $279    $268
    Equity total production
     cost per ounce sold           $215  $416     $218   $351    $358    $327

                                                Australia
    Nine Months Ended                              /New    Batu   Mina- Indo-
     September 30, 2004        Kalgoorlie Martha  Zealand  Hijau  hasa  nesia
    Costs applicable to sales
     under GAAP                   $103.9  $19.9   $390.4  $72.3  $19.8  $92.1
      Minority interest              --     --       --   (32.7)   --   (32.7)
      Accretion expense             (1.3)  (0.3)    (4.1)  (0.4)  (0.3)  (0.7)
      Write-down of inventories       --     --     (5.3)    --   (0.2)  (0.2)
      Purchased ore and other         --     --       --   12.5   (1.2)  11.3

    Total cash cost for per ounce
     calculations                  102.6   19.6    381.0   51.7   18.1   69.8
      Accretion expense and other    1.3    0.3      3.8    0.4    0.3    0.7
      Depreciation, depletion and
       amortization                 11.8   10.0     94.5   20.3    2.4   22.7
      Minority interest and other     --     --       --   (8.9)  (0.1)  (9.0)

    Total production cost for per
     ounce calculations           $115.7  $29.9   $479.3  $63.5  $20.7  $84.2

    Equity ounces sold (000)       345.3   90.3  1,414.3  301.7   70.2  371.9
    Equity cash cost per ounce
     sold                           $297   $217     $269   $171   $258   $188
    Equity total production cost
     per ounce sold                 $335   $331     $339   $210   $294   $226

                                                         Central
    Nine Months Ended                                     Asia/      Total
     September 30, 2004                  Zarafsha Ovacik  Europe      Gold
    Costs applicable to sales
     under GAAP                            $26.2   $22.8   $49.0   $1,446.9
       Minority interest                      --     --      --      (195.2)
       Accretion expense                    (0.3)   (0.3)   (0.6)     (12.9)
       Write-down of inventories              --    (1.3)   (1.3)      (8.9)
       Purchased ore and other              (0.1)    --     (0.1)     (15.6)

    Total cash cost for per ounce
     calculations                           25.8    21.2    47.0    1,214.3
       Accretion expense and other           0.3     0.2     0.5       12.5
       Depreciation, depletion and
        amortization                         8.1    15.7    23.8      407.5
       Minority interest and other            --      --     --       (77.4)

    Total production cost for per ounce
     calculations                          $34.2   $37.1   $71.3   $1,556.9

    Equity ounces sold (000)               170.9   110.0   280.9    5,174.9
    Equity cash cost per ounce sold         $151    $193    $168       $235
    Equity total production cost per
     ounce sold                             $200    $338    $254       $301

                                                                        La
    Nine Months Ended                 Golden                          Herrad-
     September 30, 2003       Nevada  Giant Holloway Canada Mesquite    ura
    Costs applicable to sales
     under GAAP                $456.0  $41.0   $15.4  $56.4    $7.6     $8.8
      Minority interest           --     --     --      --     --        --
      Accretion expense          (4.8)  (1.2)   (0.4)  (1.6)   (0.2)    (0.1)
      Write-down of inventories  (2.9)    --      --     --      --      --
      Purchased ore and other   (10.9)    --      --     --      --      --

    Total cash cost for
     per ounce calculations     437.4   39.8    15.0   54.8     7.4      8.7
      Accretion expense
       and other                  4.8    1.2     0.4    1.6     0.2      0.1
      Depreciation, depletion
       and amortization         103.4   15.0     3.8   18.8     3.6      2.5
      Minority interest
       and other                  --     --       --     --      --      --

    Total production cost
     for per
     ounce calculations        $545.6  $56.0   $19.2  $75.2   $11.2    $11.3

    Equity ounces sold (000)  1,865.1  161.8    50.1  211.9    42.8     50.9
    Equity cash cost per ounce
     sold                        $239   $246    $300   $259    $172     $171
    Equity total production cost
     per ounce sold              $299   $347    $384   $355    $261     $222

    Nine Months Ended          North            Kori    South
    September 30, 2003        America Yanacocha Kollo  America Pajingo Yandal
    Costs applicable to sales
     under GAAP                $528.8   $274.3  $32.6   $306.9  $32.5  $126.8
      Minority interest            --   (138.7)  (3.9)  (142.6)    --      --
      Accretion expense          (6.7)    (2.5)  (1.8)    (4.3)  (0.1)   (1.6)
      Write-down of
       inventories               (2.9)      --      --      --     --    (2.7)
      Purchased ore and other   (10.9)      --      --      --     --     --

    Total cash cost for per
     ounce calculations         508.3    133.1   26.9    160.0   32.4   122.5
      Accretion expense and
       other                      6.7      2.5    1.8      4.3   (0.2)    1.5
      Depreciation, depletion
       and amortization         128.3    124.4    5.6    130.0   20.7    30.2
      Minority interest and
       other                       --    (54.3)  (0.7)   (55.0)    --     --

    Total production cost for
     per ounce calculations    $643.3   $205.7  $33.6   $239.3  $52.9  $154.2

    Equity ounces sold (000)  2,170.7  1,130.0  144.5  1,274.5  258.7   433.0
    Equity cash cost per
     ounce sold                  $238     $118   $186     $125   $125    $283
    Equity total production
     cost per ounce sold         $302     $182   $232     $188   $205    $356

                                                 Australia
    Nine Months Ended                              /New
     September 30, 2003 Tanami Kalgoorlie Martha Zealand Minahasa Zarafshan Costs applicable to sales
     under GAAP           $114.6    $83.4   $19.7  $377.0    $21.7    $25.7
      Minority interest     (4.2)     --    (0.3)    (4.5)     --      --
      Accretion expense     (0.8)    (1.1)  (0.3)    (3.9)    (0.4)    (0.2)
      Write-down of
       inventories          (2.0)    (1.0)  (2.6)    (8.3)    (1.3)     --
      Purchased ore
       and other              --       --     --       --     (1.3)     --

    Total cash cost for
      per ounce
     calculations          107.6     81.3   16.5    360.3     18.7     25.5
      Accretion expense
       and other             0.1      1.1    0.1      2.6      0.4      0.2
      Depreciation,
       depletion and
       amortization         27.5      6.9    8.2     93.5      5.8      8.0
      Minority interest
       and other            (1.0)      --   (0.1)    (1.1)    (0.3)     --

    Total production cost
     for per ounce
     calculations         $134.2    $89.3  $24.7   $455.3    $24.6    $33.7

    Equity ounces
     sold (000)            449.3    309.2   73.5  1,523.7     81.2    171.9
    Equity cash cost
     per ounce
     sold                   $239     $263   $225     $236     $231     $148
    Equity total
     production cost
     per ounce sold         $299     $289   $338     $299     $303     $196

                                                      Central
    Nine Months Ended September 30, 2003   Ovacik   Asia/Europe   Total Gold
    Costs applicable to sales under GAAP    $17.6      $43.3      $1,277.7
       Minority interest                       --         --        (147.1)
       Accretion expense                     (0.2)      (0.4)        (15.7)
       Write-down of inventories               --         --         (12.5)
       Purchased ore and other                 --         --         (12.2)

    Total cash cost for per ounce
     calculations                            17.4       42.9       1,090.2
       Accretion expense and other            0.1        0.3          14.3
       Depreciation, depletion and
        amortization                         11.4       19.4         377.0
       Minority interest and other             --         --         (56.4)

    Total production cost for per ounce
     calculations                           $28.9       $62.6      $1,425.1

    Equity ounces sold (000)                137.7       309.6       5,359.7
    Equity cash cost per ounce sold          $126        $138          $205
    Equity total production cost per
     ounce sold                              $209        $202          $268

     6. Reconciliation of Costs Applicable to Sales to Total Cash Cost Per Ounce, and Total Production Cost Per Ounce (dollars in millions except per ounce amounts)

                                      Three Months Ended   Nine Months Ended
                                      September 30, 2003  September 30, 2003
                                      Batu                Batu
                                      Hijau  Mina- Indo-  Hijau  Mina-  Indo-
                                       (1)   hasa  nesia   (1)   hasa   nesia
    Costs applicable to sales under
     GAAP                             $13.4  $4.6  $18.0  $38.1  $21.7  $59.8
      Minority interest                (0.1)   -    (0.1)  (5.2)    -    (5.2)
      Accretion expense                (0.3) (0.1)  (0.4)  (1.0)  (0.4)  (1.4)
      Write-down of inventories          -     -      -      -    (1.3)  (1.3)
      Purchased ore and other           5.0  (0.3)   4.7   12.1   (1.3)  10.8

    Total cash cost for per ounce
     calculations                      18.0   4.2   22.2   44.0   18.7   62.7
      Accretion expense and other       0.3   0.1    0.4    1.0    0.4    1.4
      Depreciation, depletion and
       amortization                     9.8   2.4   12.2   25.4    5.8   31.2
      Minority interest and other      (4.3) (0.1)  (4.4) (11.1)  (0.3) (11.4)

    Total production cost for per
     ounce calculations               $23.8  $6.6  $30.4  $59.3  $24.6  $83.9

    Equity ounces sold (000)          116.5  23.1  139.6  262.7   81.2  343.9
    Equity cash cost per ounce sold $154 $182 $159 $168 $231 $182 Equity total production cost per
     ounce sold                        $204  $285   $217   $226   $303   $244

     (1) Cash and total production cost per ounce presented on a pro forma co-product basis.

    7. Reconciliation of Batu Hijau Costs Applicable to Sales to Total Cash Cost Per Equity Pound, and Total Production Cost Per Equity Pound (dollars in millions except per pound amounts)

                                         Three Months Ended  Nine Months Ended
    Batu Hijau                              September 30,     September 30,
                                            2004   2003 (1)   2004   2003 (1)
    Costs applicable to sales per
     financial statements                    $86.9    $25.4   $221.5    $86.5
    Minority interest                        (39.4)     0.6   (100.4)   (11.9)
    Accretion expense                         (0.4)    (0.6)    (1.3)    (2.3)
    Smelting and refining                     14.8     10.0     39.8     27.5
    Total cash cost for per pound
     calculation                              61.9     35.4    159.6     99.8
    Accretion expense                          0.4      0.6      1.3      2.4
    Depreciation, depletion and
     amortization                             22.3     19.0     64.9     57.6
    Minority interest                         (9.7)    (8.3)   (28.4)   (25.2)
    Total production cost for per pound
     calculation                             $74.9    $46.7   $197.4   $134.6

    Equity copper sold (000 lbs)           111,285  103,246  291,951  264,290
    Total cash cost per equity pound         $0.56    $0.34    $0.55    $0.38
    Total production cost per equity pound   $0.67    $0.45    $0.68    $0.51

     (1) 2003 cash and total production cost per pound presented on a pro forma co-product basis.

    8. Reconciliation of Golden Grove Costs Applicable to Sales to Total Cash Cost Per Pound, and Total Production Cost Per Equity Pound
        (dollars in millions except per pound amounts)

                                       Three Months Ended September 30,
                                         2004                   2003
                                 Total  Copper   Zinc   Total  Copper   Zinc
    Costs applicable to sales
     per financial statements    $14.5    $8.3    $6.2   $4.7    $4.3    $0.4
    Accretion expense             (0.1)     -     (0.1)  (0.1)     -     (0.1)
    Write-down inventories        (4.5)   (1.5)   (3.0)  (0.3)   (1.1)    0.8
    Smelting and refining and
     purchased concentrates        7.8    (0.2)    8.0    0.2     0.9    (0.7)
    Total cash cost for per
     pound calculation           $17.7    $6.6   $11.1   $4.5    $4.1    $0.4
    Total sold (000 lbs)            n/a  7,417  27,325     n/a  8,711   9,504
    Total cash cost per pound
     sold                           n/a  $0.89   $0.40     n/a  $0.47   $0.05

                                       Nine Months Ended September 30,
                                           2004                2003
                                 Total  Copper   Zinc   Total  Copper   Zinc
    Costs applicable to sales
     per financial statements    $45.8   $25.3   $20.5  $29.7   $22.1    $7.6
    Accretion expense             (0.4)   (0.2)   (0.2)  (0.3)   (0.2)   (0.1)
    Write-down inventories        (7.9)   (2.3)   (5.6)  (7.1)   (4.0)   (3.1)
    Smelting and refining and
     purchased concentrates       23.1     2.4    20.7   16.5     7.2     9.3
    Total cash cost for per
     pound calculation           $60.6   $25.2   $35.4  $38.8   $25.1   $13.7
    Total sold (000 lbs)            n/a 29,605  92,443     n/a 46,167  63,132
    Total cash cost per pound
     sold                           n/a  $0.85   $0.38     n/a  $0.54   $0.22

    9. Reconciliation of Total Newmont Costs Applicable to Sales to Total Copper Cash Cost Per Equity Pounds,
        (dollars in millions except per pound amounts)

                                         Three Months Ended  Nine Months Ended
                                            September 30,     September 30,
                                            2004   2003 (1)   2004   2003 (1)
    Costs applicable to sales per
     financial statements                    $95.2    $29.7   $246.8   $108.6
    Minority interest                        (39.4)     0.6   (100.4)   (11.9)
    Accretion expense                         (0.4)    (0.6)    (1.5)    (2.5)
    Write-down inventories                    (1.5)    (1.1)    (2.3)      -
    Smelting and refining                     14.6     10.9     42.2     34.7
    Total cash cost for per pound
     calculation                             $68.5    $39.5   $184.8   $128.9
    Equity copper sold (000 lbs)           118,702  111,957  321,556  310,457
    Total cash cost per equity pound         $0.58    $0.35    $0.58    $0.40

     (1) 2003 total cash cost per equity pound presented on a pro forma co-product basis.

     10.  Gold Hedge Position -- Current Maturity Summary (1) (000 ounces)

                                    Gold Put             Price Capped
                                 Option Contracts          Contracts
     Years                      Ozs     Price(2)          Ozs     Price(2)
     2004                        48         $293           --           --
     2005                       205         $292          500         $350
     2006                       100         $338           --           --
     2007                        20         $397           --           --
     2008                        --           --        1,000         $384
     2009                        --           --          600         $381
     2010                        --           --           --           --
     2011                        --           --          250         $392
     Total/Average              373         $310        2,350         $377

    The mark-to-market value of the gold put option contracts was negative $9.5 million at September 30, 2004.

    Notes:

    (1) For more detailed descriptions, definitions and explanations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

    (2) Prices quoted are gross contract prices, which represent the gross cash flow per ounce of each contract. Not included in these prices are the additional cash outflows associated with borrowing gold over the life of the contract where the contracts are floating in nature. The rate at which gold is borrowed is determined over the life of the contract based on the prevailing market gold lease rate for the time period that the borrowing is fixed. The borrowing can be fixed for varying periods over the life of the contract.

    The Company's third quarter earnings conference call and web cast presentation will be held on Wednesday, October 27, 2004 beginning at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time). To participate:

     Dial-In Number:     (773) 756-4602
     Leader:        Randy Engel
     Password:      Newmont

    The conference call will also be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

     Investor Contacts
     Randy Engel
     Telephone: (303) 837-6033
     Email: randy.engel@newmont.com

     Wendy Yang
     Telephone: (303) 837-6141
     Email: wendy.yang@newmont.com

     Jennifer Van Dinter
     Telephone: (303) 837-5165
     Email: jennifer.vandinter@newmont.com

     Media Contacts
     Doug Hock
     Telephone: (303) 837-5812
     Email: doug.hock@newmont.com

    Cautionary Statement
    This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) statements regarding future earnings, and the sensitivity of earnings to the gold and other metals prices;
(ii) estimates of future gold and other metals production and sales; (iii) estimates of future cash costs and total production costs; (iv) statements of future cash flows, and the sensitivity of net income and cash flows to the gold and other metals prices; (v) the sensitivity of cash costs to the Australian dollars exchange rate; (vi) estimates of future capital expenditures, expenses and tax rates; (vii) estimates regarding timing of future production or closure activities; (viii) statements regarding future exploration results and the replacement of reserves; (ix) statements regarding future asset sales or rationalization efforts; and (x) estimates of future royalty revenues. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2003 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SOURCE  Newmont Mining Corporation
    -0-                             10/27/2004
    /CONTACT: Investors, Randy Engel, +1-303-837-6033, randy.engel@newmont.com, or Wendy Yang, +1-303-837-6141, wendy.yang@newmont.com, or Jennifer Van Dinter, +1-303-837-5165, jennifer.vandinter@newmont.com, or Media, Doug Hock, +1-303-837-5812, doug.hock@newmont.com, all of Newmont Mining Corporation/
    /FIRST ADD -- SUPPLEMENTAL INFORMATION -- TO FOLLOW/
    /Web site:  http://www.newmont.com/
    (NEM)

CO:  Newmont Mining Corporation
ST:  Colorado
IN:  MNG
SU:  ERN CCA